CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Corgi ETF Trust III and to the use of our report dated April 8, 2026 on the financial statements of the Corgi U.S. Rare Earth & Critical Mineral ETF.

                                    /s/ TAIT, WELLER & BAKER LLP

April 8, 2026

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